Exhibit 10.3

Technology Transfer Agreement

For

1.5MW Wind Turbines

Contract No.: MY-FD070520

Subject: Technology Transfer of 1.5MW Wind Turbine

Place of Signing: Zhongshan, Guangdong Province

Date: 2007.05.20

Party A: Zhongshan Mingyang Electrical Appliance Co., Ltd.

Address: Daling Management Zone, National Hi-Tech Development district, Zhongshan, Guangdong, PRC

Zip code: 528437

Bank: Agricultural Bank of China, Zhongshan Torch Zone Branch

Account No.: 44-319101040004287

Tel.: 0760-5313262

Fax: 0760-5313162

Party B: Guangdong Mingyang Wind Power Technology CO., Ltd.

Address: Wuxing County, National Hi-tech Development Zone, Zhongshan City, Guangdong, PRC

Zip code: 528437

Bank: Agricultural Bank of China, Zhongshan Torch Zone Branch

Account No.: 44-319101040008866

Tel.: 0760-8587710

Fax: 0760-8588313

RECITALS

1.

Party A entered into a Consignment Design Contract for 1.5MW Wind Turbines (hereinafter referred to as “Consignment Design Contract”) with Aerodyn Energiesysteme on December 22nd, 2005 (which has been filed with Department of Foreign Trade and Economic Co-operation of Guangdong Province on April 30th, 2006), under which Mingyang Electrical commissioned the design and development of the 1.5MW wind turbine technologies (hereinafter referred to as “Wind Turbine Technologies”) to Aerodyn Energiesysteme.

2.	Party A is entitled legitimately to use and own the Wind Turbine Technologies. Party A desires to transfer and assign the Wind Turbine Technologies to Party B who’s aware of the status quo of the Wind Turbine Technologies and desires to obtain from Transferor.

Under the “Contract Law” and through amicable negotiation, Party A and Party B agree on the transfer and assignment of the Wind Turbine Technologies, hereby entered into this Agreement for joint compliance by both parties.

ARTICLE 1

Transfer of Rights

Party A agrees upon this Agreement to transfer and assign the Wind Turbine Technologies that it possessed to Party B; Party B agrees upon this Agreement to obtain the aforesaid technologies. Information of the Wind Turbine Technologies subject to Schedule 5 of this Agreement.

ARTICLE 2

Delivery of Documentation

Party A agrees to transfer and assign to Party B in the manner described below, all technical documents, reports, drawings, specifications, manuals and any other relevant information.

Date of Delivery: within five working days as of effective date of this Agreement

Place of Delivery: domicile Party A

ARTICLE 3

The following sets out the usage and transfer status of the Wind Turbine Technologies before this Agreement enters into effect:

1.	Wind Turbine Technologies licensed to others by Party A (Time and Manner):

A.	Party A shared Wind Turbine Technologies with Longwei Power Generation Co., Ltd.on January 23rd, 2007. (Technology License)

B.	Party A shared Wind Turbine Technologies with Beijing Tianyang Yonghui Technology Co., Ltd.on May 11th, 2007. (Technology License)

2.	Wind Turbine Technologies transferred or assigned to others by Party A (Time and Manner): Nil

ARTICLE 4

Technology Transfer Fee and Mode of Payment

Both Parties agree upon this Agreement the technology transfer fee to be RMB20, 667,695.00 [equivalent to €1,956,500.00, (the original main part of the contract value was €1,900,000.00 with €56,500.00 supplemented)]. Specific mode and time of payment are set out as follows:

(1)	Payment of RMB10, 000,000.00 within 7 days after the signing of this Agreement.

(2)	Paid the residual balance within 7 days after the delivery of Wind Turbine Technologies documentation.

ARTICLE 5

Representations and Warranties

1.	Party A guarantees that the Wind Turbine Technologies to be transferred were legally obtained and owned, and Party A is entitled to transfer such technologies. Before the signing of this Agreement, such technologies never infringed upon any third party rights, and there’s no creation of pledge or otherwise on such technologies by Party A.

2.	Party A assures that the Wind Turbines Technologies are in compliance with the design requirements of the Consignment Design Contract.

3.	Party B assures the transfer fee to be paid in due time and in full; and the Wind Turbine Technologies transferred to be kept and used properly upon the delivery of Wind Turbine Technologies documentation by Party A. Party B will inherit and carry on the responsibilities and obligations of an Wind Turbines Technologies holder.

4.	Both parties shall take necessary actions to ensure the confidentiality of the Wind Turbine Technologies hereunder.

Article 6

The Adscription of Relevant Rights and Obligations after Technology Transference

1.	Party B agrees that after the signing of this contract, Party A may continue to use such wind power technology hereunder within the original scope as it has implemented and operated before the signing of this contract to ensure the continuous and stable operation of Party A’s business. Party A’s license for others to use wind power technology before the signing of this contract as set forth in Article 3, 1 shall remain effective, and Party B shall inherit the rights and obligations under such agreements after the signing this contract; Party A shall ensure that relevant licensed parties agree that Party B inherit such rights and obligations.

2.	Should Party A applied for any patents or other intellectual property rights to relevant state authorities with regard to wind power technology before the signing this contract, both parties shall agree that Party B be changed into the rights holder and it is not mandatory for it to pay any fee to Party A. Party B shall pay the fee for changing the rights holder, with other specific issues determined by both parties.

3.	Party B may apply for patent or other intellectual property rights to state authorities with regard to wind power technology after the signing this contract, and has the right to take follow-up improvement of wind power technology and own the new technological achievement with concrete or creative technological improvement features arising therefrom.

4.	Party B has the rights and obligation to inherit and carry on Party B’s rights and obligations under the < Commission Contract after > the signing of this contract.

ARTICLE 7

Liability for Breach

1.	Party A and Party B shall exercise their rights and fulfill their respective obligations validly, to ensure the smooth execution of this Agreement. In the event of being affected by Force Majeure or contravening the latest laws and regulations promulgated by the government, this agreement could be terminated without bearing liability for breach by any party via mutual consultation.

2.	After signing, should any party unilaterally terminates this Agreement, or whose representations and warranties are untrue, or who’s unable to fulfill all part of this Agreement, the party in breach shall bear the responsibilities thus caused.

3.	Should late in payment, Party B shall pay liquidated damages accordingly.

Article 8

Settlement of Disputes

1.	All the sign, practice, effect and interpretation of the contract will be governed by Chinese laws.

2.	All the disputes arising from the contract including sign, execution shall be settled through friendly negotiation, If such negotiation cannot reached the agreement, the disputes should submitted to the competent court

Article 9

Modification and Dissolution of the Contract

1.	The modification and dissolution of the contract must be put forward by whitening and all parties should reach the agreement.

2.	The parties confirmed when the following circumstances appears and make the execution of the contract became unnecessary and impossible, the contract shall be terminated:

1)	The decided rights and obligations have been accomplished;

2)	The contract become unfulfilled due to force majeure;

3)	One of the parties breaches the contract materially that the execution of the contract became unnecessary or impossible.

Article 10

Miscellaneous

The contract is quadruplicated and each party hold two copies, the contract take into effect since both parties have signed and each copy has same legally binding.

Party A

Zhongshan Mingyang Electrical Appliance Co., Ltd

Party B

Guangdong Mingyang Wind Power Technology Co., Ltd